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                                                                     EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 15, 2000, relating to the financial statements and financial highlights which appear in the March 31, 2000 Annual Report to Shareholders of the SEI Asset Allocation Trust , which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Experts," and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Two Commerce Square, Suite 1700
2001 Market Street
Philadelphia, Pennsylvania

July 27, 2000